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                                                              EXHIBIT-10.3(A)(b)


                              EMPLOYMENT AGREEMENT

                    EMPLOYMENT AGREEMENT dated as of January 1, 2000, between NEXT GENERATION NETWORK, INC., a Delaware corporation (the "Corporation"), and THOMAS M. PUGLIESE (the "Employee").

1.   Employment, Acceptance and Term.


     1.1 The Corporation hereby employs the Employee and the Employee hereby accepts employment from the Corporation for a term commencing January 1, 2000, and continuing through January 31, 2004 (the "Term").

2.   Duties and Authority.


     2.1 During the Term, the Employee shall devote his full time and efforts to fulfill his obligations hereunder, with the understanding that the Employee may participate in charitable and civic activities and have business investments which may, from time to time, require minor portions of his time but shall not interfere with or breach his obligations under this Agreement. The Employee agrees to use his best efforts, skill and abilities to promote the Corporation's interests; to serve as a director and officer of the Corporation and any of its subsidiary corporations if elected by the Board of Directors of the Corporation (the "Board") or stockholders of the Corporation and any such subsidiary corporation; and to perform such duties (consistent with his status as set forth below in this Section 2) as may be assigned to him by the Board. The Employee may continue to serve as a member of the boards of directors of business corporations of which he is now a member and may serve as a member of the boards of directors of other business corporations, provided that such activities do not interfere with or breach his obligations under this Agreement.

     2.2 The Employee shall be the Vice Chairman and Chief Executive Officer of the Corporation and shall report to the Board.

     2.3 The Corporation shall, for so long as the Employee's employment by the Corporation continues under this Agreement, use its best efforts to (i) cause the Employee to be nominated for election as a director and Vice Chairman and Chief Executive Officer at each meeting of stockholders held for an election of directors; (ii) cause the Employee to be continued in office as Vice Chairman and Chief Executive Officer of the Corporation once so elected; (iii) cause the Employee to be elected to serve as a member and Vice Chairman of an Executive Committee so long as the Board shall appoint an Executive Committee; and (iv) not confer on any other officer or employee authority, responsibility or powers superior or, except in the case of Gerard P. Joyce, equal to the authority, responsibility or powers vested in the Employee.

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3.   Principal Office.


     3.1 The Employee's services under this Agreement will be performed primarily at the Corporation's offices, subject to reasonable travel requirements on behalf of the Corporation.

4.   Compensation.


     4.1 During the Term, the Corporation shall pay to the Employee a salary at the annual rate of $300,000, which shall be paid in equal monthly or more frequent installments (the "Base Salary").

     4.2 In addition to the Base Salary, Employee shall be entitled to receive an annual bonus at such time or times and in such amounts, but only if as and when determined by the Board.


5.   Expenses.


     5.1 During the Term, the Corporation shall pay or reimburse the Employee for all transportation (first-class), hotel and living expenses incurred by the Employee on business trips, and for all other business and entertainment expenses reasonably incurred by him in connection with the business of the Corporation and its subsidiaries during the term of his employment hereunder. Such expenses shall be subject to the Company's policies in effect from time to time for its senior executives and shall include the cost of the Employee's membership in one or more luncheon or other clubs utilized in the course of the Employee's performance under this Agreement, and the costs of an automobile of the Employee's selection, in each case subject to the Company's policies in effect from time to time.

6.   Employee Benefits.

     6.1 During the Term, the Corporation shall, if the Employee is insurable at standard rates, acquire and maintain, with a reputable insurer, a life insurance policy on the life of the Employee naming the Employee's designee or designees as beneficiary or beneficiaries and providing a net death benefit of not less than $1,000,000. The Employee shall submit to such physical examinations as may be required by the insurer as a condition to the issuance of such policy.

     6.2 During the Term, the Employee shall be permitted to participate in all group health, hospitalization and disability insurance plans, health programs, pension plans, participation or extra compensation plans, and similar benefits and perquisites that are now or may become available to other senior executives of the Corporation, on the same terms as such other senior executives. During the Term, the Company shall purchase group disability


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insurance for senior executives (including the Employee) that is no less favorable to the Employee than such insurance that the Company maintains on the date hereof. During the Term, the Employee shall participate in any stock option, restricted stock or other equity based plans. Effective upon consummation of a public offering ("IPO") of the Corporation's Common Stock, the Corporation shall grant the Employee options to purchase shares of Common Stock at a price equal to the initial offering price of the IPO. The number of shares, and the terms and conditions upon which such options may be exercised, shall be determined by the Board.

     6.3 During each year of the Term, the Employee shall be entitled to reasonable annual periods of vacation with full pay and allowances. The timing and duration of individual vacation periods shall be determined by the Employee taking into account the needs of the Corporation.

7. Termination of Employment Prior to End of Term; Amounts Payable Upon Such Termination.


     7.1 In the event that the Employee becomes disabled before the expiration of the Term so that he is unable to substantially perform his services hereunder for an aggregate of six (6) consecutive months or a total of nine (9) months within any consecutive eighteen (18) months, the Corporation may terminate the employment of the Employee; provided that in such event the Corporation shall pay to the Employee as severance for the balance of the Term, an annual amount, payable monthly, equal to the lesser of (1) the sum of (A) the Base Salary in effect on the date of termination and (B) one-half (1/2) of any bonuses awarded to the Employee with respect to the preceding twenty-four (24) months (or if less than two (2) years of the Term has then elapsed, the entire amount of any bonus paid during the preceding twelve (12) months, or if less, the period of the Term then elapsed) (such sum is hereinafter referred to as Employee's "Current Annual Compensation"), and (2) $500,000, subject to the immediately following sentence. If any payment otherwise due under the preceding sentence would have the effect of reducing any insurance payment under the Company's group disability insurance policy, then the payments due under the first sentence of this Section 7.1 shall be reduced to permit the Employee to receive the maximum available insurance payments; provided further however, that in no event shall such reduction result in the Employee receiving on an after-tax basis total payments (from the Company and the insurance company) less than provided for in the first sentence of this Section 7.1. In addition, in the event of termination pursuant to the first sentence of this Section 7.1, the Employee shall be entitled receive, until the end of the month in which the Employee reaches age 65, such health insurance and similar related health coverage and health benefits as are generally made available to the Corporation's senior executives from time to time. In the event of the Employee's death during the Term, the Corporation shall pay the Employee's salary to the date of death.

     7.2. [Intentionally omitted]

     7.3 If the Employee shall not be continued in office during the Term in the same or similar positions to those presently held by him, or if the Employee shall not be afforded in all

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material respects the authority, responsibilities and prerogatives contemplated by this Agreement, the Employee shall have the right to terminate his employment under this Agreement by sixty (60) days' prior written notice to the Corporation setting forth the specific basis for termination given at any time within ninety
(90) days after such event; provided, however, that such termination by the Employee may not be made if the Company remedies the event or events given rise to such notice within 30 days after receipt of notice; and provided further that such termination shall not apply in the event of a termination for cause or as a result of death or disability (subject to the last sentence of this Section 7.3. If the Employee elects to terminate his employment pursuant to this Section 7.3, the Corporation shall pay to the Employee an amount, in monthly installments, equal to the greater of Employee's Current Annual Compensation multiplied by two
(2) or Employee's Current Annual Compensation multiplied by the number of years remaining in the Term. Upon completion of such payments, the Corporation shall have no further obligations to the Employee under this Agreement other than such obligations as are expressly set forth. If the Employee shall die or become disabled subsequent to the notice of termination of employment provided for in this Section 7.3, such death or disability shall not diminish or impair his (or his legal representative's or other successor's) right to receive the payments provided for in this Section 7.3.

     7.4 If the Employee shall be discharged without cause during the Term, he shall be entitled to receive from the Corporation, on or before the date of discharge, the payments determined as provided in Section 7.3 above.

     7.5 If the Employee shall be discharged for cause during the Term, the Corporation's obligations to pay compensation or other amounts payable hereunder to or for the benefit of the Employee, except for compensation or other benefits payable in respect of services rendered prior to the date of such discharge, shall terminate on the date of such discharge. As used herein the term "for cause" shall mean any material breach by the Employee under this Agreement, which breach if susceptible to cure shall not have been cured within thirty (30) days after the Employee has received written notice thereof from the Board, the conviction of the Employee for a felony, or the continued wilful malfeasance or gross negligence by the Employee in the performance of his duties under this Agreement for a period of thirty (30) days after the Board has directed the Employee in writing to cease the activity giving rise to such wilful malfeasance or gross negligence. The term "for cause" shall not include a bona fide disagreement over corporate policy so long as the Employee does not wilfully violate specific written directions from the Board, which directions are consistent with the provisions of this Agreement.

     7.6 In the event any amounts or other benefits are payable to or for the Employee (or his legal representatives or other successors) pursuant to Sections 7.1, 7.3, or 7.4 hereof in respect of any period following the termination of his employment hereunder, such amounts or other benefits shall not be reduced in any manner by reason of any other earnings, income or benefits of or to the Employee from any other source, except as expressly provided in Section 7.1. By this provision the parties intend that the Corporation shall waive any mitigation of damages rule that may otherwise apply in such circumstances. In the event a termination of


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employment occurs pursuant to more than one
subsection of this Section 7 and there has not been a termination for cause under Section 7.5, the Employee shall be entitled to payments under only one applicable subsection of this Section 7 (which shall be the applicable subsection providing for the greatest payments).

     7.7 In the event there is a termination of employment pursuant to Sections 7.1, 7.3 or 7.4, the Corporation shall as of the date of such termination vest, or cause to vest, in the Employee all of his rights accrued in and under the Corporation's existing pension plan.

8.   Indemnification and Payment of Legal Expenses.


     8.1 The Corporation shall indemnify the Employee and his legal representatives, to the fullest extent permitted by the laws of the State of Delaware and the existing By-laws of the Corporation, and the Employee shall be entitled to the protection of any insurance policies the Corporation may elect to maintain generally for the benefit of its directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding, or any threatened action, suit or proceeding, to which he or his legal representatives may be made a party, or threatened to be made a party, by reason of his being or having been director or officer of the Corporation or any of its subsidiaries.

     8.2 If the Employee or any Designated Representative shall be required to initiate legal action in order to enforce or retain any right or benefit provided by this Agreement in the event of a breach of or default under this Agreement by the Corporation, and if the Employee or Designated Representative shall prevail in such legal action, the Corporation shall indemnify the Employee or such Designated Representative for all reasonable legal and accounting fees and expenses incurred in connection therewith.

9.   Non-Competition.


     9.1 The Employee shall not, during the Restricted Period (as defined below), any where in the Restricted Area (as defined below), directly or indirectly engage in or become associated as an employee, consultant, partner, owner, agent, stockholder, officer or director of, any person or organization engaged in, or about to become engaged in, a business that competes, directly or indirectly, with the business of the Corporation. "Restricted Period" means the period commencing on the date hereof and continuing until the date twenty-four
(24) months after the date this Agreement is terminated for any reason whatsoever. "Restricted Area" means the United States of America and any of its possessions or anywhere else in the world. Notwithstanding the foregoing, this
Section 9.1 shall not prohibit the Employee from owning up to 1% of the outstanding shares of any class of stock that is registered under the Securities Exchange Act of 1934, as amended, and listed on a national stock exchange or traded or quoted for trading on any national securities market.

     9.2 During the and for two (2) years thereafter, the Employee will not, without

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the prior written consent of the Corporation, either directly or indirectly solicit or otherwise encourage any person employed by the Corporation to leave the employ of the Corporation.

     9.3 The Employee agrees that the Corporation will suffer irreparable injury if, in breach of the covenants contained herein, he competes with the business of the Corporation, or any of its subsidiaries or affiliates, and that by reason of such competition the Corporation will be entitled to injunctive relief in a court of competent jurisdiction. The Employee hereby stipulates to the entry of temporary, preliminary and permanent injunctive relief prohibiting him from competing with the Corporation, or any of its subsidiaries or affiliates, in breach of such covenants.

     9.4 The Employee agrees that if in any judicial proceeding a court shall refuse to enforce any covenant contained in this Agreement because it covers too extensive a geographic area or too broad a scope of activities or too long a period of time, such covenant shall be reduced in scope to the extent required by law.

10.  Nondisclosure Agreement.


     Except as the Corporation may otherwise permit or direct in writing, the Employee will not disclose, during the Term and thereafter for a period of three
(3) years, any information, knowledge or data (unless readily ascertainable from public information or sources, or required by law to be disclosed) concerning the Corporation or any of its subsidiaries or affiliates, which he has obtained prior to the date of this Agreement or hereafter obtains during the Term that relates to the business processes, trade secrets, methods, customers, machines, inventions, discoveries or any other matters concerning the respective businesses, products or work of the Corporation or any of its subsidiaries or affiliates. All records, documents and other writings relating to the businesses of such corporations which are or have been prepared or created by Employee or which have come or hereafter come into his possession during the Term are the property of such corporations and upon termination of the Term shall be delivered to or shall remain in the possession of such corporations, as the case may be.

11.  Notices.


     Any notice or other communication required to or which may be given to any party hereunder shall be in writing and shall be deemed given effectively if delivered personally to such party or if mailed by registered or certified mail, postage prepaid, addressed to such party as follows (the third business day following the date of mailing of any such notice is deemed the date of delivery thereof):

                  To Employee:

                           Mr. Thomas M. Pugliese

                           ------------------------

                           ------------------------
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                  To the Corporation:

                           Next Generation Network,Inc.
                           11010 Prairie Lakes Drive, Suite 300
                           Minneapolis, MN 55344

Any party may change the persons and addresses to which notices or other communications are to be sent by giving written notice of such change to the other party in the manner provided herein for giving notice.

12.  Miscellaneous.


     12.1 This Agreement shall be binding upon and inure to the benefit of the heirs, next-of-kin and legal representatives of the Employee and the successors and assigns of the Corporation, including any corporation into or with the Corporation shall consolidate or merge or to which it shall sell or otherwise transfer substantially all of its assets, properties and business. This Agreement is not assignable by the Employee.

     12.2 This Agreement is to be governed by and interpreted in accordance with the laws of the State of Minnesota applicable to agreements made and to be performed wholly within such State.

     12.3 This instrument is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto. Without limiting the generality of the foregoing, this Agreement supersedes and replaces any prior employment agreement with the Company or any of its subsidiaries to which the Employee is or was a party. The parties do not intend to confer any benefit hereunder on any third person and, without limiting the generality of the foregoing, the parties may, in writing, without notice to or consent of any third person, at any time waive any rights hereunder or amend this Agreement in any respect or terminate this Agreement.

     12.4 The termination of the Employee's employment hereunder shall not affect those provisions of this Agreement that by their terms apply to any period or periods subsequent to such termination.

13.  Grant of Restricted Stock.


     13.1 As a reward for past, and an incentive for future, employment performance by the Employee and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Corporation previously has awarded to Employee 49,830 shares (taking into account a 10 for 1 stock split effective April 26, 1999) and ________ shares (pursuant to the conversion of 230 shares of Series C Senior Cumulative Compounding

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Convertible Redeemable Preferred Stock) (together, the "Initial Shares") of
Common Stock of the Company, par value $.01 per share (the "Common Stock"). As used in this Section 13, (i) the term "Restricted Shares" will mean all Initial Shares and any and all other shares of stock and other securities which the Employee later acquires or has the right to acquire by reason of ownership of or otherwise with respect to any Initial Shares or other Restricted Shares, irrespective of the time and manner of such acquisition, including, without limitation, any shares or other securities (whether issued by the Corporation or otherwise) acquired by reason of any split-up, recapitalization, dividend, distribution, combination, conversion or exchange of shares of capital stock or other securities of the Corporation (or any other issuer), or acquired by reason of any merger or consolidation of the Corporation (or any other issuer) or any dissolution of the Corporation (or any other issuer); and (ii) the term "Restricted Share Distributions" means any cash or other property, except stock or other securities, which the Employee acquires or receives or has the right to acquire or receive by reason of ownership of or otherwise with respect to any Restricted Shares, including, without limitation, any cash or other such property acquired or received by reason of any event specified in clause (i) of this sentence.

     13.2 If a Forfeiture Event (as defined below) occurs at any time prior to the Vesting Date (as defined below), all Restricted Shares and, subject to the last sentence of Section 13.3, Restricted Share Distributions held by or for the account of the Employee or which the Employee has the right to acquire or receive, and all rights benefits of Employee with respect to such Restricted Shares and Restricted Share Distributions, automatically will be forfeited to and vest in the Corporation. As used is Section 13, (i) the term "Forfeiture Event" means either (a) the termination of the Employee's employment with the Corporation by the Corporation for cause or (b) the termination of the Employee's employment with the Corporation by the Employee; (ii) the term "Vesting Date" means the first to occur of (A) December 31, 2006 (B) the death of the Employee, (C) the Employee's Disability, (D) the termination by the Corporation of the Employee's employment with the Corporation otherwise than for cause, (E) any consolidation, merger, binding share exchange or reorganization to which the Corporation is a party (other than a consolidation, merger, share exchange or reorganization in which the Corporation is the continuing corporation and which does not result in any change in, distribution upon or exchange of the outstanding shares of any class or series of capital stock of the Corporation which includes Restricted Shares) or any sale, conveyance, transfer or lease to another corporation of the properties and assets of the Corporation as an entirety or substantially as an entirety, (F) the effective date of a public offering of the Corporation's Common Stock registered under the Securities Act of 1933, as now or subsequently in effect (the "Securities Act") in which the Restricted Shares have been registered for sale or (G) the first date as of which, pursuant to Rule 144 under the Securities Act, the Restricted Shares may be publicly offered and sold by Employee without registration under the Securities Act and without any limitation or restriction, including any limitation as to volume or manner of sale; and (iii) the term "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Board of Directors of the Corporation in good faith. For purposes of this Section 13, "cause" for termination of Employee's employment shall have the meaning set forth in Section 7.5.


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     13.3 By giving notice to the Employee, the Corporation at any time: (i) may require that any or all of the certificates or other instruments or property evidencing or constituting any or all of the Restricted Shares or any or all Restricted Share Distributions then subject to forfeiture be held in escrow by a bank or other institution, or by the Corporation itself, until the Vesting Date;
(ii) may require that the Employee deliver a stock power or other instrument endorsed in blank relating to any Restricted Shares held in escrow; and (iii) may require that any and all Restricted Shares be held in the name of such escrow agent (in such capacity) as registered or record owner. Any Restricted Shares and Restricted Share Distributions held in escrow which no longer are subject to forfeiture (as determined pursuant to Section 13.2 hereof) will be delivered out of escrow to the Employee within a reasonable time after the applicable Vesting Date, subject to Section 13.12 of this Agreement and the satisfaction by the Employee of applicable federal and state securities laws and withholding tax requirements, including any federal, state or local withholding taxes. Subject to Section 13.12 of this Agreement, any Restricted Share Distributions which are not held in escrow may be received and retained by the Employee free of the restrictions and forfeiture provisions of this Section 13.

     13.4 Except as provided by this Agreement, prior to the Vesting Date, the Employee will not transfer or otherwise dispose of any Restricted Shares which are subject to forfeiture or transfer or dispose of any Restricted Share Distributions held in escrow pursuant to Section 13.3 or in pledge pursuant to
Section 13.12, and any such attempt to dispose of or transfer any such Restricted Shares or Restricted Share Distributions will be void and ineffective for all purposes. Each stock certificate or other instrument evidencing Restricted Shares subject to forfeiture will bear the following legend:

                    SHARES OF THE CORPORATION REPRESENTED BY
                    THIS   CERTIFICATE   ARE  SUBJECT  TO  A
                    EMPLOYMENT AGREEMENT DATED AS OF JANUARY
                    1,  2000  AS  AMENDED   WHICH   CONTAINS
                    PROVISIONS  RESTRICTING TRANSFER OF SUCH
                    SHARES,  REQUIRING  SUCH  SHARES  TO  BE
                    FORFEITED TO THE MENTUS  GROUP,  INC. IN
                    CERTAIN CIRCUMSTANCES AND OTHER MATTERS.
                    A COPY OF SUCH  AGREEMENT  IS  AVAILABLE
                    FOR    INSPECTION   AT   THE   PRINCIPAL
                    EXECUTIVE OFFICES OF THE CORPORATION.

The words "transfer" and "dispose" include the making of any sale, exchange or other transfer or disposition of any ownership interest whatsoever with respect to the Restricted Shares or subject to the last sentence of Section 13.3, Restricted Share Distributions. Subject to Section 13.2, nothing in this Section
13.4 will prevent the transfer or other disposition, without consideration, of Restricted Shares or Restricted Share Distributions to a personal representative of the Employee or to one or more members of the Employee's immediate family or to trusts or similar entities for their benefit; provided, however, that in the case of such a transfer, each transferee must agree in writing to take such Restricted Shares or Restricted Share Distributions subject to

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the forfeiture provisions described above and to be fully bound by this Section
13. As used in this Agreement, the term "personal representative" will mean the executor or executors of the will or administrator or administrators of the estate and all other legal representatives (by operation of law or otherwise) of the Employee.

     13.5 Whenever any Restricted Shares become free of the rights and restrictions imposed by this Agreement, including any pledge pursuant to Section 13.12, the holder of such Restricted Shares will be entitled to receive a certificate or certificates not bearing the restrictive legend provided for in
Section 13.4. If the certificate(s) evidencing such Restricted Shares are not held in escrow pursuant to Section 13.4, then the holders thereof must deliver them to the Corporation in order to receive the unlegended certificate(s) contemplated by this Section 13.5.

     13.6 The Employee represents and warrants that he will be acquiring the Restricted Shares to be acquired by him pursuant to this Agreement for his own account and not with a view to reselling or distributing all or any part of the Restricted Shares in any transaction which would constitute a "distribution" within the meaning of the Securities Act. The Employee acknowledges that the Restricted Shares will not be registered under the Securities Act; that the Corporation neither is obligated nor intends to effect such registration; that absent such registration (or an exemption from registration), the Employee may be required to hold the Restricted Shares for an indefinite period of time; that the exemption from registration under the Securities Act provided by Rule 144 promulgated under the Securities Act likely will not be available to the Employee; and that even if available, such Rule would permit resales of the Restricted Shares only in limited amounts and upon compliance with the terms and conditions of such Rule.

     13.7 The Employee agrees that the certificates evidencing Restricted Shares to be registered in the name of the employee will bear the following legend:

                    THE   SECURITIES   REPRESENTED  BY  THIS
                    CERTIFICATE  HAVE  NOT  BEEN  REGISTERED
                    UNDER  THE  SECURITIES  ACT OF 1933,  AS
                    AMENDED,   AND   MAY   NOT  BE  SOLD  OR
                    OTHERWISE     TRANSFERRED    UNLESS    A
                    REGISTRATION STATEMENT UNDER SUCH ACT IS
                    IN   EFFECT   WITH   RESPECT   TO   SUCH
                    SECURITIES   OR   AN   EXEMPTION    FROM
                    REGISTRATION    UNDER    SUCH   ACT   IS
                    APPLICABLE.

     13.8 If at any time the Board of Directors of the Corporation determines, in its discretion, that the listing, registration or qualifications of any Restricted Shares issuable pursuant to Section 13.1 or otherwise upon any securities exchange or under any state or federal law, or the consent or approval in connection with such issuance, then such Restricted Shares need not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation's Board of Directors. The Corporation in no event will be obligated to issue any Restricted Shares in any manner in contravention of the Securities Act or any state securities law; provided, however, that if the


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Corporation does not issue such Restricted Shares for the reasons set forth in this sentence or the prior sentence, it will substitute a distribution of cash or other property to compensate for the failure to issue such Restricted Shares. The Board of Directors of the Corporation may, in connection with any issuance of Restricted Shares pursuant to Section 13.1, require that, as a condition precedent to such issuance, in whole or in part, the Employee make written representations to the effect set forth in Section 13.1 and also may impose such other terms and conditions as the Corporation's Board of Directors may reasonably require in order to cause such issuance to comply with all applicable laws.

     13.9 The Employee will make appropriate arrangements with the Corporation for any taxes which either of them is obligated to collect in connection with any issuance, payment, distribution, transfer or disposition of any Restricted Shares or Restricted Share Distributions, including any federal, state or local withholding taxes, and the Corporation, as applicable, will be entitled to withhold from amounts or other considerations payable or issuable to the Employee under this Agreement or otherwise such amounts as may be required by applicable law.

     13.10 Subject to Sections 13.1 through 13.9, the Employee will have, with respect to each type or class of Restricted Shares, all rights of a holder of Restricted Shares of such type or class, including, without limitation, conversion rights, voting rights and rights to receive dividends or other distributions with respect to the Restricted Shares.

     13.11 The Corporation may refuse to effect the transfer by the Employee or any subsequent holder (except as otherwise expressly contemplated hereby) of any of the Restricted Shares on its books during any period in which such Restricted Shares are subject to forfeiture to the Corporation as set forth in Section 13.2 hereof. A copy of this Agreement shall be filed with the Secretary of the Corporation.

     13.12 If, at any time or from time to time while the Employee continues to be employed by the Corporation pursuant to this Agreement, any federal, state or local income taxes shall become due and payable by Employee by reason of the grant, issuance or delivery by the Corporation of Restricted Shares to Employee or by reason of any compensation under this Agreement which was earned by Employee after December 31, 1992 and prior to September 1, 1996 but the payment of which was deferred, then provided that no Forfeiture Event shall have occurred, the Corporation shall, if requested by Employee, make loans to Employee for the purpose of permitting Employee to pay such taxes, subject to the following terms and conditions:

     (i) The amount of any such loan shall not exceed the net amount of such federal, state and local income taxes which are then or which will within 14 days after such loan is made become due and payable by Employee, calculated after taking into account all credits to which Employee is entitled by virtue of any amounts (including taxes, interest and penalties) which the Corporation has withheld or otherwise paid or for which the Corporation is liable with respect to the event which results in such taxes, and the proceeds of such loan shall be used solely for the payment of such taxes when or before due.


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     (ii) At the time the Corporation is to make any such loan (a) a petition seeking liquidation, reorganization or other relief with respect to Employee or his debt has not been filed under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) relief has not been granted with respect to Employee or his debts in any case or proceeding for liquidation, reorganization, or otherwise under any bankruptcy, insolvency or other similar law now or hereafter in effect, (c) a trustee, receiver, liquidator, custodian or other similar official has not been appointed (either with or without the consent of Employee) for any substantial part of Employee's properties, (d) Employee has not been adjudicated to be insolvent, and (e) Employee has not made a general assignment for the benefit of his creditors.

     (iii) Each such loan shall be evidenced by a note payable to the order of the Corporation and executed and delivered by Employee and shall be secured by a perfected, first priority security interest in and pledge of Restricted Shares then existing or thereafter acquired which shall have a fair market value, determined on the date such loan is made and on a semi-annual basis thereafter, of not less than the principal amount of such loan and such note and the documents and instruments by which such security interest is granted and such pledge is made shall be in customary form and contain customary provisions (including, without limitation, provisions regarding events permitting acceleration of the maturity of such note), in addition to any other provisions which the Corporation may reasonably request. As contemplated by the foregoing, the fair market value of such Restricted Shares securing each such loan shall be determined on a semi-annual basis and the number of Restricted Share held in pledge by the Corporation as security for such loan shall be adjusted as necessary so that fair market value of such Restricted Shares shall be at least equal to the principal amount of such loan. Each such loan shall be without recourse to Employee or his property, other than all Restricted Shares and Restricted Share Distributions then existing or thereafter acquired, together with all proceeds thereof, substitutions therefor and replacements thereof.

     (iv) Each such loan shall bear interest at a fluctuating rate per annum at all times equal to the rate of interest publicly announced from time to time by The Bank of New York, as its prime rate in effect at its principal office in the City of New York, State of New York, and such rate of interest shall change when and as such prime rate changes. Accrued interest will be payable quarterly in arrears.

     (v) The entire principal amount of each such loan, together with any accrued and unpaid interest thereon, shall become due and payable on the first to occur of (a) the first anniversary of the termination of Employee's employment with the Corporation for any reason, (b) the fifth anniversary of the date of the first such loan or (c) acceleration in accordance with the terms of the note contemplated by claus (i) above. The terms of each such loan shall provide that in the event of any sale, transfer, exchange or other disposition by Employee of shares of capital stock of the Corporation for cash or other consideration, Employee shall promptly make a prepayment of such loan in an amount equal to the lesser of (x) the amount of such cash or the fair market value of such other consideration or (y) the then outstanding principal of and accrued but unpaid interest on such note.


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14.  Amendments to Stock Option Agreements.


     Within thirty (30) days of the date of this Agreement, the Corporation shall amend Employee's existing Stock Option Agreement dated as of ____________, so that, in the event Employee's employment with the Corporation is terminated by the Corporation, other than a termination by the Corporation for cause (as defined under Section 7.5 of this Agreement), all of Employee's options subject to such Stock Option Agreement shall immediately vest and be exercisable.

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                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              NEXT GENERATION NETWORK, INC.



                              By:
                                 -----------------------------------------------
                              Title:
                                    --------------------------------------------



                              --------------------------------------------------
                              Thomas M. Pugliese